UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 17, 2006

GLOBAL PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 9161
800 South Street
Waltham, Massachusetts 02454-9161
(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                              Entry into a Material Definitive Agreement

Employment Agreement

On August 17, 2006, Global GP LLC, the general partner of Global Partners LP (the “Partnership”), entered into an employment agreement (the “Employment Agreement”) with Thomas A. McManmon, Jr., effective as of July 1, 2006 through September 30, 2010.  Pursuant to the Employment Agreement, Mr. McManmon will perform services as an employee on an as-needed basis for up to 30 hours per week with such duties and responsibilities as may be reasonably assigned to him from time to time by the President and Chief Executive Officer (“CEO”) of the general partner of the Partnership.  Under the Employment Agreement, Mr. McManmon will be paid a monthly salary of $35,542 for the period from July 1 through August 31, 2006, $37,625 for the period from September 1, 2006 through August 31, 2008, and $2,083 for the period from September 1, 2008 through September 30, 2010.  In addition to the compensation provided in the Employment Agreement, Mr. McManmon will be entitled to participate in the Partnership’s 2006 annual incentive or bonus plans at the discretion of the CEO of the general partner of the Partnership.  For the years 2007 through 2010, Mr. McManmon will not be entitled to participate in the Partnership’s annual incentive or bonus plans.  Also during his term of employment, Mr. McManmon will be entitled to participate in all employee benefit plans except as otherwise provided under the Employment Agreement or to the extent such plans are duplicative of benefits otherwise provided under the Employment Agreement.  Mr. McManmon’s employment may be terminated prior to the expiration of his term of employment under certain circumstances as provided in the Employment Agreement.  A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Deferred Compensation Agreement

On August 17, 2006, Global GP LLC, the general partner of the Partnership, entered into a deferred compensation agreement (the “Deferred Compensation Agreement”) with Thomas A. McManmon, Jr.  Pursuant to the Deferred Compensation Agreement, Mr. McManmon will be paid the sum of $85,000 per year (the “Deferred Compensation”) in equal monthly installments on the first business day of each month for 15 years (180 months) commencing on October 1, 2010.  The Deferred Compensation will be forfeited in its entirety in the event that the general partner of the Partnership terminates Mr. McManmon’s employment for cause or Mr. McManmon terminates his employment for any reason other than death or disability prior to September 1, 2010.  On and after the date on which Deferred Compensation payments commence, the general partner of the Partnership may terminate its obligations under the Deferred Compensation Agreement only for cause.

In the event of Mr. McManmon’s death prior to his receiving the aggregate amount of the Deferred Compensation, the general partner of the Partnership will pay Mr. McManmon’s beneficiary a single lump sum payment in an amount equal to the present value of the remaining payments that would have been paid to Mr. McManmon.  Mr. McManmon will be subject to the terms and conditions relating to confidential information, non-solicitation and non-competition as provided in the Deferred Compensation Agreement.  The Deferred Compensation Agreement may be amended or terminated only with the mutual written consent of the general partner of the Partnership and Mr. McManmon.  A copy of the Deferred Compensation Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.                              Financial Statements and Exhibits

(d)	Exhibit

10.1*	Agreement dated August 17, 2006, by and between Global GP LLC and Thomas A. McManmon, Jr.

10.2*	Deferred Compensation Agreement dated August 17, 2006, by and between Global GP LLC and Thomas A. McManmon, Jr.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
	By:	Global GP LLC,
its general partner

Dated: August 21, 2006		By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Agreement dated August 17, 2006, by and between Global GP LLC and Thomas A. McManmon, Jr.

10.2*	Deferred Compensation Agreement, dated August 17, 2006, by and between Global GP LLC and Thomas A. McManmon, Jr.

* Filed herewith